EXHIBIT 99.1 News release

HP Reports First Quarter 2007 Results

Editorial Contacts: Robert Sherbin, HP +1 650 857 2381 robert.sherbin@hp.com Ryan J. Donovan, HP +1 650 857 8410 ryan.j.donovan@hp.com	• •	Net revenue of $25.1 billion, up $2.4 billion year-over-year, or 11% GAAP operating profit of $1.8 billion, or $0.55 earnings per share, up from $0.42 in the prior year period
HP Media Hotline +1 866 266 7272 pr@hp.com www.hp.com/go/newsroom	•	Non-GAAP operating profit of $2.2 billion, or $0.65 earnings per share, up from $0.48 in the prior year period
Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com	•	Announces change to U.S. defined benefit pension plan; offers early retirement program

PALO ALTO, Calif., Feb. 20, 2007 – HP today announced financial results for its first fiscal quarter ended Jan. 31, 2007, with net revenue of $25.1 billion, representing growth of 11% year-over-year, or 7% when adjusted for the effects of currency.

GAAP operating profit was $1.8 billion and GAAP diluted earnings per share (EPS) was $0.55 per share, up from $0.42 in the prior year period. Non-GAAP operating profit was $2.2 billion, with non-GAAP diluted EPS of $0.65, up from $0.48 in the prior year period. Non-GAAP financial information excludes $279 million of adjustments on an after-tax basis, or $0.10 per diluted share, related primarily to the amortization of purchased intangibles and in process research and development charges related to acquisitions. GAAP and non-GAAP financial information include all stock-based compensation expense in both current and prior year periods.

“HP delivered a strong first quarter, with improved margins and solid revenue growth across our businesses,” said Mark Hurd, HP chairman and chief executive officer. “We have a lot of work and opportunities ahead of us. I am confident we can continue to execute with discipline and deliver a year of strong financial returns.”

	Q1 FY07	Q1 FY06	Y/Y

Net revenue	$25.1	$22.7	11%
GAAP operating margin	7.3%	6.6%	0.7	pts
GAAP net income ($B)	$1.5	$1.2	26%
GAAP diluted EPS	$0.55	$0.42	31%
Non-GAAP operating margin	8.6%	7.5%	1.1	pts
Non-GAAP net income ($B)	$1.8	$1.4	31%
Non-GAAP diluted EPS	$0.65	$0.48	35%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

During the quarter, on a year-over-year basis, revenue in the Americas grew 6% to $10.4 billion, revenue in Europe, the Middle East and Africa grew 14% to $10.7 billion, and revenue in Asia Pacific grew 15% to $4.0 billion. When adjusted for the effects of currency, revenue in the Americas grew 6%, revenue in Europe, the Middle East and Africa grew 7%, and revenue in Asia Pacific grew 12%.

Personal Systems Group
Personal Systems Group (PSG) revenue grew 17% year-over-year to $8.7 billion, with unit shipments up 19% on a year-over-year basis. Notebook revenue grew 40% over the prior year period, while desktop revenue declined 1%. Commercial client revenue grew 8% year-over-year, while Consumer client revenue increased 28%. Operating profit was $414 million, or 4.7% of revenue, up from a profit of $293 million, or 3.9% of revenue, in the prior year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) revenue grew 7% year-over-year to $7.0 billion. On a year-over-year basis, supplies revenue grew 11%, commercial hardware revenue grew 2% and consumer hardware revenue was flat. Printer unit shipments increased 18% year-over-year, with consumer printer hardware units up 16% and commercial printer hardware units up 21%. Momentum in key growth initiatives continued, with all-in-one unit shipments up 27% year-over-year, appliance photo printers up 49%, color laser printers up 35% and printer-based MFPs up 80%. HP Indigo Press printed page volume grew 40% over the prior year period. Operating profit was $1.1 billion, or 15.3% of revenue, up from a profit of $973 million, or 14.9% of revenue, in the prior year period.

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported revenue of $4.5 billion, up 5% over the prior year period. On a year-over-year basis, industry-standard server revenue increased 10%, with blade revenue up 45%. Storage revenue grew 3%, with revenue growth of 18% in the midrange EVA line offset by declines in the high-end array and tape businesses. Business critical systems revenue declined 6%, with Integrity systems growth of 75% offset by declines in PA-RISC and Alpha. Operating profit was $416 million, or 9.3% of revenue, up from a profit of $326 million, or 7.7% of revenue, in the prior year period.

HP Services
HP Services (HPS) revenue increased 5% year-over-year to $3.9 billion. Revenue in Technology Services grew 1% over the prior year period, while Consulting and Integration revenue up 10% and Outsourcing Services revenue up 11%. Operating profit was $414 million, or 10.5% of revenue, up from a profit of $293 million, or 7.8% of revenue, in the prior year period.

HP Software
HP Software revenue was $550 million, an increase of 81% year-over-year, reflecting strong momentum in the Mercury business, HP OpenView growth of 14% and revenue declines of 6% in HP OpenCall. Excluding the effects of the Mercury acquisition, which closed on Nov. 6, 2006, revenue increased 7% over the prior year period. As part of integration efforts, Mercury and OpenView offerings will be combined under a new leadership category of Business Technology Optimization (BTO) software solutions. Operating profit was $47 million, or 8.5% of revenue, up from a profit of $9 million, or 3.0% of revenue, in the prior year period.

Financial Services
HP Financial Services (HPFS) reported revenue of $547 million, an increase of 10% year-over-year. Financing volume and net portfolio assets increased 4% over the prior year period. Operating profit was $32 million, or 5.9% of revenue, down from a profit of $38 million, or 7.7% of revenue, in the prior year period.

Asset management
Inventory ended the quarter at $8.4 billion, up $630 million sequentially and $1.6 billion year-over-year. Accounts receivable decreased $470 million sequentially and increased $1.7 billion over the prior year period to $10.4 billion. Accounts payable decreased $742 million sequentially and grew $2.4 billion over the prior year period to $11.4 billion. HP’s dividend payment of $0.08 per share in the first quarter resulted in cash usage of $218 million. HP utilized $2.3 billion of cash during the first quarter to repurchase approximately 57 million shares of common stock. In addition, HP received 13 million shares of common stock under the company’s prepaid variable share purchase program. HP exited the quarter with $10.4 billion in gross cash, which includes cash and cash equivalents of $10.1 billion, short-term investments of $306 million, and certain long-term investments of $21 million.

Retirement Plan Modifications, Early Retirement Offer
HP also announced that it will modify its defined-benefit pension plan for those employees currently accruing benefits under the program, effective Jan. 1, 2008. As a result of this action, the company estimates that it will receive a one-time pension curtailment gain of approximately $500 million. As part of the announcement, the company announced that it is offering an option for eligible employees to participate in an early retirement program. Employees not wishing to take advantage of the early retirement program will benefit from an increased company 401(k) match from 4% to 6%. The company expects the curtailment gain to offset the cost of the early retirement program. These changes do not affect pension benefits currently received by retirees and existing employees retain the benefits they have already earned.

Outlook
HP estimates Q2 FY07 revenue will be approximately $24.5 billion.

Second quarter FY07 GAAP diluted EPS is expected to be in the range of $0.57 to $0.58, and non-GAAP diluted EPS is expected to be in the range of $0.63 to $0.64. Non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.06 per share, related primarily to the amortization of purchased intangible assets.

HP estimates full year FY07 revenue will be approximately $98.0 billion to $99.0 billion.

FY07 GAAP diluted EPS expected to be in the range of $2.35 to $2.40, and FY07 non-GAAP diluted EPS is expected to be in the range of $2.60 to $2.65. FY07 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.25 per share, related primarily to the amortization of purchased intangible assets and in process research and development charges.

Second quarter and FY07 GAAP diluted EPS estimates do not reflect the impact of the retirement plan modifications and the voluntary early retirement program because the level of participation in the retirement program is uncertain.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/hpinfo/investor/.

HP’s Q1 FY07 earnings conference call is accessible via an audio webcast at www.hp.com/hpinfo/investor/financials/quarters/2007/q1webcast.html.

About HP
HP focuses on simplifying technology experiences for all of its customers – from individual consumers to the largest businesses. With a portfolio that spans printing, personal computing, software, services and IT infrastructure, HP is among the world’s largest IT companies, with revenue totaling $94.1 billion for the four fiscal quarters ended Jan. 31, 2007. More information about HP (NYSE: HPQ) is available at www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, cash flows, benefit obligations, share repurchases or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of any cost reduction programs and restructuring plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described from time to time in HP’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006. As in prior quarters, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Form 10-Q for the fiscal quarter ended January 31, 2007. In particular, determining HP’s actual tax balances and provisions as of January 31, 2007 and for the fiscal quarter then ended requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities) which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

Note to editors: More news from HP, including links to RSS feeds, is available at www.hp.com/hpinfo/newsroom/.

© 2007 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.
2/2007

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions except per share amounts)

	Three months ended
	January 31, 2007	October 31, 2006	January 31, 2006

Net revenue	$25,082	$24,555	$22,659

Costs and expenses(a):
Cost of sales	19,136	18,593	17,392
Research and development	877	870	871
Selling, general and administrative	2,908	2,886	2,692
Amortization of purchased intangible assets	201	153	147
In-process research and development charges	167	--	50
Restructuring	(41)	152	15
Pension curtailment	(9)	--	--

Total costs and expenses	23,239	22,654	21,167

Earnings from operations	1,843	1,901	1,492

Interest and other, net	111	190	38
Gains (losses) on investments	10	14	(2)

Earnings before taxes	1,964	2,105	1,528

Provision for taxes(b)	417	408	301

Net earnings	$1,547	$1,697	$1,227

Net earnings per share:
Basic	$0.57	$0.62	$0.43
Diluted	$0.55	$0.60	$0.42

Cash dividends declared per share	$0.16	$--	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,705	2,730	2,822
Diluted	2,801	2,816	2,893

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:

Cost of sales	$45	$37	$39
Research and development	19	20	18
Selling, general and administrative	99	84	87

Total costs and expenses	$163	$141	$144

(b) Tax benefit from stock-based compensation	$(44)	$(40)	$(43)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Three Months Ended January 31, 2007	Diluted Earnings Per Share	Three Months Ended October 31, 2006	Diluted Earnings Per Share	Three Months Ended January 31, 2006	Diluted Earnings Per Share

GAAP net earnings	$1,547	$0.55	$1,697	$0.60	$1,227	$0.42

Non-GAAP adjustments:
Amortization of purchased intangible assets	201	0.07	153	0.05	147	0.05
In-process research and development charges	167	0.06	--	--	50	0.02
Restructuring	(41)	(0.02)	152	0.05	15	0.01
Pension curtailment	(9)	--	--	--	--	--
(Gains) losses on investments(a)	--	--	(14)	--	2	--
Adjustments for taxes	(39)	(0.01)	(83)	(0.02)	(48)	(0.02)

Non-GAAP net earnings	$1,826	$0.65	$1,905	$0.68	$1,393	$0.48

GAAP earnings from operations	$1,843		$1,901		$1,492
Non-GAAP adjustments:

Amortization of purchased intangible assets	201		153		147
In-process research and development charges	167		--		50
Restructuring	(41)		152		15
Pension curtailment	(9)		--		--

Non-GAAP earnings from operations	$2,161		$2,206		$1,704

GAAP operating margin	7%		8%		7%
Non-GAAP adjustments	2%		1%		1%

Non-GAAP operating margin	9%		9%		8%

(a)	Beginning in fiscal 2007, HP no longer excludes gains or losses on investments when calculating financial measures presented on a non-GAAP basis.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In millions)

	January 31, 2007	October 31, 2006
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$10,057	$16,400
Short-term investments	306	22
Accounts receivable	10,403	10,873
Financing receivable	2,511	2,440
Inventory	8,380	7,750
Other current assets	10,862	10,779

Total current assets	42,519	48,264

Property, plant and equipment	7,045	6,863

Long-term financing receivables and other assets	7,392	6,649

Goodwill and purchased intangible assets	24,358	20,205

Total assets	$81,314	$81,981

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable and short-term borrowings	$3,337	$2,705
Accounts payable	11,360	12,102
Employee compensation and benefits	2,120	3,148
Taxes on earnings	1,673	1,905
Deferred revenue	4,750	4,309
Accrued restructuring	324	547
Other accrued liabilities	11,480	11,134

Total current liabilities	35,044	35,850

Long-term debt	2,438	2,490
Other liabilities	5,789	5,497

Stockholders’ equity	38,043	38,144

Total liabilities and stockholders’ equity	$81,314	$81,981

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three Months Ended January 31, 2007	Three Months Ended January 31, 2006

Cash flows from operating activities:
Net earnings	$1,547	$1,227
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	643	563
Stock-based compensation expense	163	144
Provision for bad debt and inventory	77	102
(Gains) losses on investments	(10)	2
In-process research and development charges	167	50
Restructuring	(41)	15
Pension curtailment	(9)	--
Deferred taxes on earnings	91	55
Excess tax benefit from stock-based compensation	(100)	(65)
Other, net	(3)	77
Changes in assets and liabilities:
Accounts and financing receivables	548	1,193
Inventory	(698)	89
Accounts payable	(759)	(1,291)
Taxes on earnings	131	(72)
Restructuring	(281)	(162)
Other assets and liabilities	(1,488)	(81)

Net cash (used in) provided by operating activities	(22)	1,846

Cash flows from investing activities:
Investment in property, plant and equipment	(718)	(427)
Proceeds from sale of property, plant and equipment	139	105
Purchases of available-for-sale securities and other investments	(13)	(13)
Maturities and sales of available-for-sale securities and
other investments	92	21
Payments made in connection with business acquisitions, net	(4,464)	(653)

Net cash used in investing activities	(4,964)	(967)

Cash flows from financing activities:
Issuance (repayment) of commercial paper and notes payable, net	1,263	(68)
Issuance of debt	69	81
Payment of debt	(1,056)	(231)
Issuance of common stock under employee stock plans	797	647
Repurchase of common stock	(2,312)	(1,401)
Prepayment of common stock repurchases	--	(1,722)
Excess tax benefit from stock-based compensation	100	65
Dividends	(218)	(227)

Net cash used in financing activities	(1,357)	(2,856)

Decrease in cash and cash equivalents	(6,343)	(1,977)
Cash and cash equivalents at beginning of period	16,400	13,911

Cash and cash equivalents at end of period	$10,057	$11,934

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	January 31, 2007	October 31, 2006(a)	January 31, (2006)(a)

Net revenue:

Enterprise Storage and Servers	$4,453	$4,670	$4,240
HP Services	3,948	4,080	3,757
HP Software	550	349	304

Technology Solutions Group	8,951	9,099	8,301

Personal Systems Group	8,719	7,823	7,449
Imaging and Printing Group	6,999	7,283	6,545
HP Financial Services	547	545	496
Corporate Investments	157	160	129

Total Segments	25,373	24,910	22,920
Eliminations of intersegment net revenue and other	(291)	(355)	(261)

Total HP Consolidated	$25,082	$24,555	$22,659

Earnings from operations:
Enterprise Storage and Servers	$416	$502	$326
HP Services	414	505	293
HP Software	47	60	9

Technology Solutions Group	877	1,067	628

Personal Systems Group	414	336	293
Imaging and Printing Group	1,073	1,080	973
HP Financial Services	32	35	38
Corporate Investments	(29)	(36)	(33)

Total Segments	2,367	2,482	1,899

Corporate and unallocated costs and eliminations	(66)	(156)	(72)
Unallocated costs related to stock-based compensation expense	(140)	(120)	(123)
Amortization of purchased intangible assets	(201)	(153)	(147)
In-process research and development charges	(167)	--	(50)
Restructuring	41	(152)	(15)
Pension curtailment	9	--	--
Interest and other, net	111	190	38
Gains (losses) on investments	10	14	(2)

Total HP Consolidated Earnings Before Taxes	$1,964	$2,105	$1,528

(a)	Certain fiscal 2007 organizational realignments have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2006, the realignments primarily resulted in revenue movement within business units within the ESS and HPS segments. There was no impact to total segment revenue.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT / BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended
	January 31, 2007	October 31, 2006(a)	January 31, (2006)(a)

Net revenue:

Industry Standard Servers	$2,689	$2,694	$2,448
Business Critical Systems	848	997	906
Storage	916	979	886

Enterprise Storage and Servers	4,453	4,670	4,240

Technology Services	2,093	2,117	2,081
Outsourcing Services(b)	1,125	1,185	1,011
Consulting and Integration	730	778	665

HP Services	3,948	4,080	3,757

OpenView	457	251	205
OpenCall and Other	93	98	99

HP Software	550	349	304

Technology Solutions Group	8,951	9,099	8,301

Desktops	3,812	3,675	3,854
Notebooks	4,144	3,463	2,954
Workstations	405	362	329
Handhelds	183	139	216
Other	175	184	96

Personal Systems Group	8,719	7,823	7,449

Commercial Hardware	1,689	1,873	1,655
Consumer Hardware	1,227	1,296	1,223
Supplies	4,069	4,100	3,652
Other	14	14	15

Imaging and Printing Group	6,999	7,283	6,545

HP Financial Services	547	545	496
Corporate Investments	157	160	129

Total Segments	25,373	24,910	22,920

Eliminations of intersegment net revenue and other	(291)	(355)	(261)

Total HP Consolidated	$25,082	$24,555	$22,659

(a)	Certain fiscal 2007 organizational realignments have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2006, the realignments primarily resulted in revenue movement within business units within the ESS and HPS segments. There was no impact to total segment revenue.

(b)	Reflects name change from Managed Services to Outsourcing Services effective in fiscal 2007.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CALCULATION OF NET EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Three months ended
	January 31, 2007	October 31, 2006	January 31, 2006

Numerator:
Net earnings	$1,547	$1,697	$1,227

Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	2	2	2

Net earnings, adjusted	$1,549	$1,699	$1,229

Denominator:
Weighted-average shares used to compute basic EPS	2,705	2,730	2,822
Effect of dilutive securities:
Dilution from employee stock plans	88	78	64
Zero-coupon subordinated convertible notes	8	8	7

Dilutive potential common shares	96	86	71

Weighted-average shares used to compute diluted EPS	2,801	2,816	2,893

Net earnings per share:
Basic(a)	$0.57	$0.62	$0.43
Diluted(b)	$0.55	$0.60	$0.42

(a)	HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CALCULATION OF NON-GAAP NET EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Three months ended
	January 31, 2007	October 31, 2006	January 31, 2006

Numerator:
Non-GAAP net earnings	$1,826	$1,905	$1,393

Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	2	2	2

Non-GAAP net earnings, adjusted	$1,828	$1,907	$1,395

Denominator:
Weighted-average shares used to compute basic EPS	2,705	2,730	2,822
Effect of dilutive securities:
Dilution from employee stock plans	88	78	64
Zero-coupon subordinated convertible notes	8	8	7

Dilutive potential common shares	96	86	71

Weighted-average shares used to compute diluted EPS	2,801	2,816	2,893

Non-GAAP net earnings per share:
Basic(a)	$0.68	$0.70	$0.49
Diluted(b)	$0.65	$0.68	$0.48

(a)	HP’s basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	HP’s diluted non-GAAP earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, pension curtailment gains and in-process research and development charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges as well as any gains or losses on investments recorded for periods ending on or before October 31, 2006. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•	Restructuring charges consist of costs primarily related to severance and benefits for employees terminated pursuant to a formal restructuring plan, including strategic reallocations or workforce reductions. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

•	Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles, and those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Amortization charges for HP’s purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	In the first quarter of fiscal 2007, HP recognized a net curtailment gain of $9 million for its non-U.S. pension plans. The net gain primarily reflects a plan design change in Mexico where HP ceased pension accruals for current employees who did not meet defined criteria based on age and years of service (calculated as of December 31, 2006). Because pension curtailment gains are inconsistent in amount and frequency, HP believes that eliminating these gains for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	In-process research and development charges relate to amounts assigned to tangible and intangible assets to be used in research and development projects that have no alternative future use and therefore are charged to expense at the acquisition date. Charges for in-process research and development in connection with HP’s acquisitions are reflected in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. In-process research and development expenses are not indicative of HP’s ongoing operating costs and are generally unpredictable. Accordingly, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	HP’s investments consist principally of time deposits, other debt securities and equity securities of publicly traded and privately held companies. HP sells investments or adjusts the value of investments from time to time based on market conditions and, in the case of investments in equity securities, the strategic value of such investments. HP’s activities in this regard are included in its GAAP presentation of net income and net earnings per share. Because the amount and timing of these gains or losses and adjustments are unpredictable, HP eliminated these gains or losses and adjustments for purposes of calculating non-GAAP net earnings and non-GAAP diluted earnings per share for periods ending on or before October 31, 2006. Beginning in fiscal 2007, HP no longer excludes gains or losses on investments when calculating non-GAAP net earnings and non-GAAP diluted earnings per share, as the amounts of those gains and losses have been immaterial in recent periods.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•	Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•	Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

•	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•	Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on our use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.